UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019 (January 31, 2019)

New Media Investment Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas
New York, NY 10105
212-479-3160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 31, 2019, New Media Investment Group Inc. (the “Company”), through its wholly owned subsidiary (the “Purchaser”), completed the previously announced acquisition of the newspapers and related assets of Schurz Communications, Inc. (collectively, the “Acquired Assets”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) effective as of January 15, 2019, by and among the Purchaser and the sellers named therein.

The Acquired Assets include ten daily newspapers, including South Bend, Indiana’s The South Bend Tribune and Bloomington, Indiana’s Herald-Times. Additionally, there are nine weekly and fourteen other community publications.

The purchase price for the acquisition was $30 million, subject to customary adjustments for working capital and assumed liabilities. The purchase price was funded with cash on hand.

The Purchase Agreement contains customary representations, warranties, and covenants by the sellers and the Purchaser. The Purchase Agreement also provides for certain customary indemnification rights following the closing of the acquisition.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)  Financial statements of the businesses acquired

Any financial statements required by Item 9.01(a) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

 (b)          Pro forma financial information

Any pro forma financial information required by Item 9.01(b) will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW MEDIA INVESTMENT GROUP INC.

Date: February 6, 2019	By:	/s/ Michael E. Reed
Michael E. Reed
Chief Executive Officer and President